Rule 10f-3 Transactions
May 1, 2004 - October 31, 2004

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

Name of Security             Date of Purchase    Syndicate Members                      Securities Purchased From
Abitibi - Consolidated       06/10/2004          Citigroup                              Citigroup
Company of Canada                                Banc of America
                                                 CBC World Markets
                                                 Scotia Capital
                                                 National Bank Financial
                                                 ABN AMRO Incorporated
                                                 SG Corporate & Investment Banking
                                                 Credit Suisse First Boston
                                                 Tokyo-Mitsubishi International

PanAm Sat Corporation        07/30/2004          Credit Suisse First Boston             Credit Suisse First Boston
                                                 Citigroup
                                                 Bear Stearns & Co., Inc.
                                                 Lehman Brothers
                                                 BNP Paribas
                                                 Calyon Securities (USA)
                                                 ING Financial Markets
                                                 RBS Greenwich Capital
                                                 Scotia Capital
                                                 ABN AMRO Incorporated
                                                 BNY Capital Markets, Inc.
                                                 SG Corporate & Investment Banking
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